Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 8, 2002, except for Note 11, as to which the date is September 24, 2003, relating to the financial statements and financial statement schedule, which appears in the Current Report on Form 8-K dated September 25, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
September 24, 2003